EXHIBIT 99.8

                     FORM OF BENEFICIAL OWNER ELECTION FORM
                     FOR THE EXERCISE OF RIGHTS TO PURCHASE
               SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AND
               WARRANTS TO PURCHASE SHARES OF COMMON STOCK IN THE
                                 RIGHTS OFFERING
                                       OF
                           ADVANCED BIOPHOTONICS INC.

      I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase shares of series B convertible preferred stock (the "Preferred Stock") and warrants to purchase shares of common stock of Advanced BioPhotonics Inc. (the "Company"). In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Preferred Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated [__________________], 2005 (the "Prospectus").

BOX   1. [ ]      Please do not exercise Rights for shares of the Preferred
                  Stock. Please exercise Rights for shares of the Preferred
                  Stock as set forth below.

BOX   2. [ ]      The number of Rights you have in the Basic Subscription Right is equal to the number of shares you owned on [_________________], 2005 (the "Record Date"). You may
                  subscribe for any number of shares pursuant to the Over-Subscription Right, subject to the limitations set forth in the Prospectus.

                                              Subscription Price

                          Number of Rights      Per Share              Payment
                          -----------------  ---------------     ---------------
Basic Subscription Right:                          $0.50               $

Over-Subscription Right:                           $0.50               $

                                        Total Payment Required =       $
                                                               (Must equal total
                                                                of amounts in
                                                                Boxes 3 and 4
                                                                below)

      By exercising the Over-Subscription Right, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Right received in respect of shares of Preferred Stock held in the below-described capacity.

BOX 3.  [ ]       Payment in the following amount is enclosed: $

BOX 4.  [ ]       Please deduct payment from the following account maintained by you as follows:

      Type of Account             Account No.           Amount to be Deducted


Date: [_____________], 2005

Print Name(s) as it/they appear on your account
Signature(s)